Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Imperial Garden & Resort, Inc.

No. 106 Zhouzi Street, 4th Floor, 4E,

Neihu District, Taipei, 11493

Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2017, in the Registration Statement (Form F-1 Amendment Number 4) and related Prospectus of Imperial Garden & Resort, Inc.

/s/    KCCW Accountancy Corp

Diamond Bar, California

November 13, 2017

KCCW Accountancy Corp. 3333 S. Brea Canyon Rd. #206, Diamond Bar, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com